Exhibit 99.1

2941 Fairview Park Drive	News
Suite 100
Falls Church, VA 22042-4513 www.generaldynamics.com

January 22, 2014

Contact: Rob Doolittle

Tel: 703 876 3199

rdoolitt@generaldynamics.com

General Dynamics Reports Fourth-quarter, Full-year 2013 Financial Results

•	2013 operating margin of 11.8 percent reflects focus on performance improvement

•	Cash generation is exceptional

•	Full-year diluted EPS from continuing operations is $7.03

FALLS CHURCH, Va. – General Dynamics (NYSE: GD) today reported 2013 fourth-quarter earnings from continuing operations of $624 million, or $1.76 per share on a fully diluted basis; revenues for the quarter were $8.1 billion. For the full year of 2013, earnings from continuing operations were $2.5 billion, or $7.03 per share fully diluted, on revenues of $31.2 billion.

Net earnings for fourth-quarter 2013 were $495 million, or $1.40 fully diluted, including a $129 million loss in discontinued operations related to the pending settlement of the long-standing A-12 litigation. Net earnings for the full year were $2.4 billion, or $6.67 per share fully diluted.

Margins

Company-wide operating margins in 2013 were 11.4 percent for the fourth quarter and 11.8 percent for the full year, increasing over 2012 margins calculated on a non-GAAP basis for the same periods. Aerospace and Combat Systems achieved significant margin expansion in 2013 and Marine Systems and IS&T margins were consistent with the company’s expectations.

Cash

Net cash provided by operating activities totaled $1.6 billion in the fourth quarter of 2013 and $3.1 billion for the full year. Free cash flow from operations, defined as net cash provided by operating activities less capital expenditures, was $1.4 billion in the quarter (222 percent of earnings from continuing operations) and $2.7 billion for the year (107 percent).

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Backlog

The company’s total backlog was $46 billion at the end of the year. In the fourth quarter, orders were strong in the Aerospace group across the Gulfstream fleet. Significant orders were also received for production of additional double-V-hulled Stryker combat vehicles and engineering development of the next Stryker upgrade program; for long-lead material for Virginia-class Block IV submarines and design work on the next-generation ballistic-missile submarine; and for weapons-systems development, information technology services and tactical network components and radios.

Estimated potential contract value, representing management’s estimate of the value of unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised contract options, increased to $27.6 billion at year-end 2013. Total potential contract value, the sum of all backlog components, was $73.6 billion at the end of the year.

“General Dynamics performed well in 2013, reflecting our continued focus on operations, cost management, cash generation and our commitment to meeting our customers’ requirements,” said Phebe N. Novakovic, chairman and chief executive officer. “As promised, we managed our company prudently, adjusting our business to reflect the realities of the current defense spending environment and retiring risk throughout the organization.”

General Dynamics, headquartered in Falls Church, Virginia, employs approximately 96,000 people worldwide. The company is a market leader in business aviation; land and expeditionary combat systems, armaments and munitions; shipbuilding and marine systems; and information systems and technologies. More information about the company is available on the Internet at www.generaldynamics.com.

Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

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WEBCAST INFORMATION: General Dynamics will webcast its fourth-quarter securities-analyst conference call at 11:30 a.m. EST on Wednesday, January 22, 2014. The webcast will be a listen-only audio event, available at www.generaldynamics.com. An on-demand replay of the webcast will be available shortly after the conclusion of the call on January 22 and will continue for 12 months. To hear a recording of the conference call by telephone, please call 888-286-8010 (international: 617-801-6888); passcode 39157916. The phone replay will be available shortly after the conclusion of the call on January 22 through January 29, 2014.

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EXHIBIT A

CONSOLIDATED STATEMENTS OF EARNINGS—(UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Fourth Quarter		Variance
	2012	2013	$	%
Revenues	$8,078	$8,107	$29	0.4%
Operating costs and expenses	9,980	7,186	2,794

Operating earnings (loss)	(1,902)	921	2,823	148.4%
Interest, net	(41)	(23)	18
Other, net	(128)	2	130

Earnings (loss) from continuing operations before income taxes	(2,071)	900	2,971	143.5%
Provision for income taxes	59	276	(217)

Earnings (loss) from continuing operations	$(2,130)	$624	$2,754	129.3%

Discontinued operations, net of tax	—	(129)	(129)

Net earnings (loss)	$(2,130)	$495	$2,625	123.2%

Earnings (loss) per share—basic
Continuing operations	$(6.07)	$1.78	$7.85	129.3%
Discontinued operations	$—	$(0.37)	$(0.37)

Net earnings (loss)	$(6.07)	$1.41	$7.48	123.2%

Basic weighted average shares outstanding	350.9	350.5

Earnings (loss) per share—diluted
Continuing operations	$(6.07)*	$1.76	$7.83	129.0%
Discontinued operations	$—	$(0.36)	$(0.36)

Net earnings (loss)	$(6.07)*	$1.40	$7.47	123.1%

Diluted weighted average shares outstanding	350.9 *	354.6

*	Fourth quarter 2012 amounts exclude dilutive effect of stock options and restricted stock as it would be antidilutive.

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EXHIBIT B

CONSOLIDATED STATEMENTS OF EARNINGS—(UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Twelve Months		Variance
	2012	2013	$	%
Revenues	$31,513	$31,218	$(295)	(0.9)%
Operating costs and expenses	30,680	27,533	3,147

Operating earnings	833	3,685	2,852	342.4%
Interest, net	(156)	(86)	70
Other, net	(136)	8	144

Earnings from continuing operations before income taxes	541	3,607	3,066	566.7%
Provision for income taxes	873	1,121	(248)

Earnings (loss) from continuing operations	$(332)	$2,486	$2,818	848.8%

Discontinued operations, net of tax	—	(129)	(129)

Net earnings (loss)	$(332)	$2,357	$2,689	809.9%

Earnings (loss) per share—basic
Continuing operations	$(0.94)	$7.09	$8.03	854.3%
Discontinued operations	$—	$(0.37)	$(0.37)

Net earnings (loss)	$(0.94)	$6.72	$7.66	814.9%

Basic weighted average shares outstanding	353.3	350.7

Earnings (loss) per share—diluted
Continuing operations	$(0.94)*	$7.03	$7.97	847.9%
Discontinued operations	$—	$(0.36)	$(0.36)

Net earnings (loss)	$(0.94)*	$6.67	$7.61	809.6%

Diluted weighted average shares outstanding	353.3 *	353.5

*	2012 amounts exclude dilutive effect of stock options and restricted stock as it would be antidilutive.

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EXHIBIT C

REVENUES AND OPERATING EARNINGS BY SEGMENT—(UNAUDITED)

DOLLARS IN MILLIONS

	Fourth Quarter		Variance
	2012	2013	$	%
Revenues:
Aerospace	$1,861	$2,135	$274	14.7%
Combat Systems	1,976	1,651	(325)	(16.4)%
Marine Systems	1,664	1,630	(34)	(2.0)%
Information Systems and Technology	2,577	2,691	114	4.4%

Total	$8,078	$8,107	$29	0.4%

Operating earnings (loss):
Aerospace	$69	$348	$279	404.3%
Combat Systems	(136)	247	383	281.6%
Marine Systems	196	159	(37)	(18.9)%
Information Systems and Technology	(2,014)	196	2,210	109.7%
Corporate	(17)	(29)	(12)	(70.6)%

Total	$(1,902)	$921	$2,823	148.4%

Operating margins:
Aerospace	3.7%	16.3%
Combat Systems	(6.9)%	15.0%
Marine Systems	11.8%	9.8%
Information Systems and Technology	(78.2)%	7.3%
Total	(23.5)%	11.4%

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EXHIBIT D

REVENUES AND OPERATING EARNINGS BY SEGMENT—(UNAUDITED)

DOLLARS IN MILLIONS

	Twelve Months		Variance
	2012	2013	$	%
Revenues:
Aerospace	$6,912	$8,118	$1,206	17.4%
Combat Systems	7,992	6,120	(1,872)	(23.4)%
Marine Systems	6,592	6,712	120	1.8%
Information Systems and Technology	10,017	10,268	251	2.5%

Total	$31,513	$31,218	$(295)	(0.9)%

Operating earnings (loss):
Aerospace	$858	$1,416	$558	65.0%
Combat Systems	663	904	241	36.3%
Marine Systems	750	666	(84)	(11.2)%
Information Systems and Technology	(1,369)	795	2,164	158.1%
Corporate	(69)	(96)	(27)	(39.1)%

Total	$833	$3,685	$2,852	342.4%

Operating margins:
Aerospace	12.4%	17.4%
Combat Systems	8.3%	14.8%
Marine Systems	11.4%	9.9%
Information Systems and Technology	(13.7)%	7.7%
Total	2.6%	11.8%

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EXHIBIT E

PRELIMINARY CONSOLIDATED BALANCE SHEETS

DOLLARS IN MILLIONS

	December 31, 2012	(Unaudited) December 31, 2013
ASSETS
Current assets:
Cash and equivalents	$3,296	$5,301
Accounts receivable	4,204	4,402
Contracts in process	4,964	4,780
Inventories	2,776	2,968
Other current assets	504	435

Total current assets	15,744	17,886

Noncurrent assets:
Property, plant and equipment, net	3,403	3,415
Intangible assets, net	1,383	1,217
Goodwill	12,048	11,977
Other assets	1,731	953

Total noncurrent assets	18,565	17,562

Total assets	$34,309	$35,448

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,469	$2,248
Customer advances and deposits	6,042	6,584
Other current liabilities	3,109	3,362

Total current liabilities	11,620	12,194

Noncurrent liabilities:
Long-term debt	3,908	3,908
Other liabilities	7,391	4,845

Total noncurrent liabilities	11,299	8,753

Shareholders’ equity:
Common stock	482	482
Surplus	1,988	2,226
Retained earnings	17,860	19,428
Treasury stock	(6,165)	(6,450)
Accumulated other comprehensive loss (AOCL)	(2,775)	(1,185)

Total shareholders’ equity	11,390	14,501

Total liabilities and shareholders’ equity	$34,309	$35,448

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EXHIBIT F

PRELIMINARY CONSOLIDATED STATEMENTS OF CASH FLOWS—(UNAUDITED)

DOLLARS IN MILLIONS

	Twelve Months Ended
	December 31, 2012	December 31, 2013
Cash flows from operating activities:
Net earnings (loss)	$(332)	$2,357
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation of property, plant and equipment	386	393
Amortization of intangible assets	234	163
Goodwill and intangible asset impairments	2,295	—
Stock-based compensation expense	114	120
Excess tax benefit from stock-based compensation	(29)	(23)
Deferred income tax (benefit) provision	(148)	104
Discontinued operations, net of tax	—	129
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	240	(205)
Contracts in process	149	177
Inventories	(478)	(200)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	(441)	(223)
Customer advances and deposits	730	330
Other current liabilities	22	(126)
Other, net	(55)	110

Net cash provided by operating activities	2,687	3,106

Cash flows from investing activities:
Capital expenditures	(450)	(440)
Purchases of available-for-sale securities	(252)	(135)
Sales of available-for-sale securities	186	99
Maturities of available-for-sale securities	110	14
Business acquisitions, net of cash acquired	(444)	(1)
Purchases of held-to-maturity securities	(260)	—
Maturities of held-to-maturity securities	224	—
Sales of held-to-maturity securities	211	—
Other, net	19	96

Net cash used by investing activities	(656)	(367)

Cash flows from financing activities:
Purchases of common stock	(602)	(740)
Dividends paid	(893)	(591)
Proceeds from option exercises	146	583
Other, net	(33)	23

Net cash used by financing activities	(1,382)	(725)

Net cash used by discontinued operations	(2)	(9)

Net increase in cash and equivalents	647	2,005
Cash and equivalents at beginning of period	2,649	3,296

Cash and equivalents at end of period	$3,296	$5,301

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EXHIBIT G

PRELIMINARY FINANCIAL INFORMATION—(UNAUDITED)

DOLLARS IN MILLIONS EXCEPT PER SHARE AND EMPLOYEE AMOUNTS

	Fourth Quarter 2012		Fourth Quarter 2013
Other Financial Information:
Return on equity (a)	(2.5)%		20.1%
Debt-to-equity (b)	34.3%		27.0%
Debt-to-capital (c)	25.6%		21.2%
Book value per share (d)	$32.20		$41.03
Total taxes paid	$350		$175
Company-sponsored research and development (e)	$79		$68
Employment	92,200		96,000
Sales per employee (f)	$337,300		$337,600
Shares outstanding	353,674,248		353,402,794

Non-GAAP Financial Measures:
	Quarter	Year-to-date	Quarter	Year-to-date
Free cash flow from operations:
Net cash provided by operating activities	$780	$2,687	$1,556	$3,106
Capital expenditures	(164)	(450)	(169)	(440)

Free cash flow from operations (g)	$616	$2,237	$1,387	$2,666

Return on invested capital:
Earnings (loss) from continuing operations		$(332)		$2,486
After-tax interest expense		109		67
After-tax amortization expense		152		106

Net operating profit (loss) after taxes		(71)		2,659
Average invested capital		17,223		15,989

Return on invested capital (h)		(0.4)%		16.6%

Notes describing the calculation of the other financial information and a reconciliation of non-GAAP financial measures are on the following page.

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EXHIBIT G (cont.)

PRELIMINARY FINANCIAL INFORMATION—(UNAUDITED)

DOLLARS IN MILLIONS EXCEPT PER SHARE AND EMPLOYEE AMOUNTS

(a) Return on equity is calculated by dividing earnings from continuing operations for the latest 12-month period by our average equity during that period.

(b) Debt-to-equity ratio is calculated as total debt divided by total equity as of the end of the period.

(c) Debt-to-capital ratio is calculated as total debt divided by the sum of total debt plus total equity as of the end of the period.

(d) Book value per share is calculated as total equity divided by total outstanding shares as of the end of the period.

(e) Includes independent research and development costs and Gulfstream product-development costs.

(f) Sales per employee is calculated by dividing revenues for the latest 12-month period by our average number of employees during that period.

(g) We believe free cash flow from operations is a measurement that is useful to investors because it portrays our ability to generate cash from our core businesses for such purposes as repaying maturing debt, funding business acquisitions and paying dividends. We use free cash flow from operations to assess the quality of our earnings and as a performance measure in evaluating management. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities.

(h) We believe return on invested capital (ROIC) is a measurement that is useful to investors because it reflects our ability to generate returns from the capital we have deployed in our operations. We use ROIC to evaluate investment decisions and as a performance measure in evaluating management. We define ROIC as net operating profit after taxes for the latest 12-month period divided by the sum of the average debt and shareholders’ equity for the same period excluding any change in AOCL. Net operating profit after taxes is defined as earnings from continuing operations plus after-tax interest and amortization expense. The most directly comparable GAAP measure to net operating profit after taxes is earnings from continuing operations. After-tax interest and amortization expense is calculated using the statutory tax rate of 35 percent.

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EXHIBIT H

BACKLOG—(UNAUDITED)

DOLLARS IN MILLIONS

	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Potential Contract Value
Fourth Quarter 2013
Aerospace	$13,785	$158	$13,943	$1,679	$15,622
Combat Systems	5,571	1,113	6,684	3,664	10,348
Marine Systems	11,795	5,063	16,858	3,098	19,956
Information Systems and Technology	7,253	1,267	8,520	19,127	27,647

Total	$38,404	$7,601	$46,005	$27,568	$73,573

Third Quarter 2013
Aerospace	$13,653	$170	$13,823	$—	$13,823
Combat Systems	6,164	954	7,118	3,622	10,740
Marine Systems	12,228	5,337	17,565	3,389	20,954
Information Systems and Technology	7,950	1,485	9,435	20,433	29,868

Total	$39,995	$7,946	$47,941	$27,444	$75,385

Fourth Quarter 2012
Aerospace	$15,458	$209	$15,667	$—	$15,667
Combat Systems	7,442	1,298	8,740	2,794	11,534
Marine Systems	13,495	3,606	17,101	3,047	20,148
Information Systems and Technology	8,130	1,643	9,773	21,009	30,782

Total	$44,525	$6,756	$51,281	$26,850	$78,131

*	The estimated potential contract value represents management’s estimate of our future contract value under unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including options to purchase new aircraft and long-term agreements with fleet customers, as applicable. Because the value in the unfunded IDIQ arrangements is subject to the customer’s future exercise of an indeterminate quantity of orders, we recognize these contracts in backlog only when they are funded. Unexercised options are recognized in backlog when the customer exercises the option and establishes a firm order.

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EXHIBIT I

FOURTH QUARTER 2013 SIGNIFICANT ORDERS—(UNAUDITED)

DOLLARS IN MILLIONS

We received the following significant orders during the fourth quarter of 2013:

Combat Systems

•	$230 from the U.S. Army for research, development and testing in preparation for the Stryker Engineering Change Proposal (ECP) upgrade program.

•	$125 from the Army under the Stryker wheeled armored vehicle program for the production of 30 double-V-hulled vehicles and for contractor logistics support.

•	$85 from the Canadian government to supply various caliber of ammunition.

•	$75 from the Army under a foreign military sales contract to provide contractor logistics support (CLS) services in Iraq.

•	The production of 130 Duro vehicles for Switzerland.

Marine Systems

•	$150 from the U.S. Navy for design work, including advanced nuclear studies, for the next-generation ballistic-missile submarine.

•	$120 from the Navy for long-lead material for three Virginia-class submarines under Block IV of the program.

•	$60 from the Navy to repair USS Carter Hall (LSD 50).

•	The design and construction of one product carrier from Seabulk Tankers, Inc., with an option to build an additional ship.

Information Systems and Technology

•	$140 from the Navy for production and support of the U.S. and U.K. Trident II submarine weapons systems.

•	$130 from the National Geospatial-Intelligence Agency (NGA) to consolidate NGA’s operations from six locations to one stand-alone location at New Campus East (NCE).

•	$105 from the Army for production of 1,500 Manpack radios and over 500 accessory kits.

•	$105 from the Centers for Medicare & Medicaid Services for contact-center services, including the 1-800-MEDICARE program.

•	$95 from the Army under the Warfighter Information Network-Tactical (WIN-T) program for Increment 3 engineering and development.

•	$55 from the U.S. Department of State to provide supply chain management services.

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EXHIBIT J

AEROSPACE SUPPLEMENTAL DATA—(UNAUDITED)

	Fourth Quarter		Twelve Months
	2012	2013	2012	2013
Gulfstream Green Deliveries (units):
Large aircraft	26	27	104	110
Mid-size aircraft	7	13	17	29

Total	33	40	121	139

Gulfstream Outfitted Deliveries (units):
Large aircraft	31	34	83	121
Mid-size aircraft	6	7	11	23

Total	37	41	94	144

Pre-owned Deliveries (units):	3	2	4	11

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APPENDIX

Exhibits K through M on the following pages were included in the 4Q12 earnings release and are provided herein to facilitate the comparison to 2013 operating results.

EXHIBIT K

CALCULATION OF ADJUSTED NON-GAAP EARNINGS FROM CONTINUING OPERATIONS AND

ADJUSTED NON-GAAP DILUTED EARNINGS PER SHARE—(UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Fourth Quarter 2012		Twelve Months 2012
Calculation of adjusted non-GAAP earnings from continuing operations:
Loss from continuing operations (from Exhibits A and B, respectively)	$(2,130)		$(332)

Non-GAAP adjustments:
Goodwill impairment (a)	1,994		1,994
Intangible asset impairments (a)	301		301
Contract disputes accruals (b)	292		292
Restructuring-related charges (c)	98		98
Inventory-related charges (d)	53		78
Debt retirement charge (e)	123		123
Tax effects (f)	(240)		(249)

Adjusted non-GAAP earnings from continuing operations	$491		$2,305

Calculation of diluted (loss) earnings per share from continuing operations:
Loss from continuing operations	$(2,130)		$(332)
Basic weighted average shares outstanding	350.9		353.3
Diluted loss per share from continuing operations	$(6.07	) (g)	$(0.94	) (g)

Adjusted non-GAAP earnings from continuing operations	$491		$2,305
Diluted weighted average shares outstanding	353.2		355.7
Adjusted non-GAAP diluted earnings per share from continuing operations	$1.39		$6.48

This Exhibit includes the following financial measures which are not calculated in accordance with generally accepted accounting principles (GAAP) in the United States—adjusted earnings from continuing operations and adjusted diluted earnings per share from continuing operations. Each of these calculations excludes the impact of certain items and therefore, is considered a non-GAAP financial measure. The items excluded were considered by management to be unusual and not reflective of the underlying performance of the company as explained in the notes for each item. The GAAP financial measure most directly comparable to adjusted earnings from continuing operations is loss from continuing operations and the GAAP financial measure most directly comparable to adjusted diluted earnings per share is diluted loss per share. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included above. Management uses these measures to evaluate the operating performance of the company and analyze trends. For this reason, management believes the measures are useful supplemental information for investors to understand the company’s operating results. Notes describing each non-GAAP adjustment are on the following page.

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EXHIBIT K (cont.)

CALCULATION OF ADJUSTED NON-GAAP EARNINGS FROM CONTINUING OPERATIONS AND

ADJUSTED NON-GAAP DILUTED EARNINGS PER SHARE—(UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

(a) Impairments—Represents goodwill impairment charge of $1,994 in the Information Systems and Technology group and intangible asset impairments of $191 in the Aerospace group and $110 in the Information Systems and Technology group. Management believes that the exclusion of these items is useful because management does not consider impairment charges in evaluating the operating performance of its ongoing operations. The exclusions permit investors to evaluate the company’s performance and analyze trends in a similar manner as management.

(b) Contract disputes accruals—Represents accruals of $292 for contract disputes related to the Combat System group’s European Land Systems business, primarily with the government of Portugal. While the company has contract disputes from time to time, management believes this item is unique due to the nature of the disputes and not reflective of the operating performance of its underlying operations. The exclusion permits investors to evaluate the company’s performance in a similar manner as management and facilitates a comparison of its operating performance to the company’s past operating performance.

(c) Restructuring-related charges—Represents restructuring-related charges of $98, primarily severance costs, related to the Combat System group’s European Land Systems business. Management believes that the exclusion of this item is useful because management does not consider this item as reflective of its operating performance of its underlying operations. The exclusion permits investors to evaluate the company’s performance in a similar manner as management and facilitates a comparison of its operating performance to the company’s past operating performance.

(d) Inventory-related charges—Represents increases to inventory reserves for obsolete inventory in the Information Systems and Technology group of $38 and in the Combat Systems group of $15 for the quarter ended December 31, 2012. Represents increases to inventory reserves for obsolete inventory in the Information Systems and Technology group of $63 and in the Combat Systems group of $15 for the twelve months ended December 31, 2012. The Information System and Technology charge was primarily for ruggedized hardware products that ceased production in 2012. Management has adjusted for this item because it does not believe that it is indicative of its on-going operations or the on-going operating costs of its products since it does not generally build products to inventory within its defense groups. The exclusion permits investors to evaluate the company’s performance in a similar manner as management and facilitates a comparison of its operating performance to the company’s past operating performance.

(e) Debt retirement charges—Represents the premium associated with the early redemption of debt completed in December 2012. Management has excluded this item for comparative purposes and views this charge as uniquely related to its debt refinancing completed in 2012. By excluding this item, investors can evaluate the company’s performance in a similar manner as management.

(f) Tax effects—Represents the limited tax benefit on the charges in (a)—(e) due to the non-deductible nature of a substantial portion of the charges. The tax effects of these changes have been reflected because management evaluates performance on an after-tax basis. This permits investors to evaluate the company’s performance in a similar manner as management and compare the operating performance of the company to prior periods.

(g) Calculated based on basic weighted average shares outstanding as the inclusion of dilutive securities (stock options and restricted stock) would have an antidilutive effect.

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EXHIBIT L

CALCULATION OF ADJUSTED NON-GAAP REVENUES

AND ADJUSTED NON-GAAP OPERATING EARNINGS BY SEGMENT—(UNAUDITED)

DOLLARS IN MILLIONS

	GAAP Fourth Quarter 2012 (from Exhibit C)	Non-GAAP Adjustments		Adjusted Non-GAAP Fourth Quarter 2012
Revenues:
Aerospace	$1,861	$—		$1,861
Combat Systems	1,976	169	(a)	2,145
Marine Systems	1,664	—		1,664
Information Systems and Technology	2,577	—		2,577

Total	$8,078	$169		$8,247

Operating earnings (loss):
Aerospace	$69	$191	(b)	$260
Combat Systems	(136)	405	(c)	269
Marine Systems	196	—		196
Information Systems and Technology	(2,014)	2,142	(d)	128
Corporate	(17)	—		(17)

Total	$(1,902)	$2,738		$836

Operating margins:
Aerospace	3.7%			14.0%
Combat Systems	(6.9)%			12.5%
Marine Systems	11.8%			11.8%
Information Systems and Technology	(78.2)%			5.0%
Total	(23.5)%			10.1%

This Exhibit includes the following financial measures which are not calculated in accordance with generally accepted accounting principles (GAAP) in the United States – adjusted revenues and operating earnings by segment. Each of these calculations excludes the impact of certain items and therefore, is considered a non-GAAP financial measure. The items excluded were considered by management to be unusual and not reflective of the underlying performance of the company. The GAAP financial measure most directly comparable to adjusted revenues by segment is revenues by segment and the GAAP financial measure most directly comparable to adjusted operating earnings by segment is operating earnings by segment. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included above. Management uses these measures to evaluate the operating performance of the company and analyze trends. For this reason, management believes the measures are useful supplemental information for investors to understand the company’s operating results. Notes describing each non-GAAP adjustment are on the following page.

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EXHIBIT L (cont.)

CALCULATION OF ADJUSTED NON-GAAP REVENUES

AND ADJUSTED NON-GAAP OPERATING EARNINGS BY SEGMENT—(UNAUDITED)

DOLLARS IN MILLIONS

(a) Represents the portion of the $292 of contract disputes accruals related to the contract with the government of Portugal in the Combat Systems group from Exhibit K that was recorded as a reduction of revenue.

(b) Represents intangible asset impairment of $191 in the Aerospace group from Exhibit K.

(c) Represents contract disputes accruals of $292, restructuring-related charges of $98 and inventory-related charges of $15 in the Combat Systems group from Exhibit K.

(d) Represents goodwill impairment of $1,994, intangible asset impairment of $110 and inventory-related charges of $38 in the Information Systems and Technology group from Exhibit K.

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EXHIBIT M

CALCULATION OF ADJUSTED NON-GAAP REVENUES

AND ADJUSTED NON-GAAP OPERATING EARNINGS BY SEGMENT—(UNAUDITED)

DOLLARS IN MILLIONS

	GAAP Twelve Months 2012 (from Exhibit D)	Non-GAAP Adjustments		Adjusted Non-GAAP Twelve Months 2012
Revenues:
Aerospace	$6,912	$—		$6,912
Combat Systems	7,992	169	(a)	8,161
Marine Systems	6,592	—		6,592
Information Systems and Technology	10,017	—		10,017

Total	$31,513	$169		$31,682

Operating earnings (loss):
Aerospace	$858	$191	(b)	$1,049
Combat Systems	663	405	(c)	1,068
Marine Systems	750	—		750
Information Systems and Technology	(1,369)	2,167	(d)	798
Corporate	(69)	—		(69)

Total	$833	$2,763		$3,596

Operating margins:
Aerospace	12.4%			15.2%
Combat Systems	8.3%			13.1%
Marine Systems	11.4%			11.4%
Information Systems and Technology	(13.7)%			8.0%
Total	2.6%			11.4%

This Exhibit includes the following financial measures which are not calculated in accordance with generally accepted accounting principles (GAAP) in the United States—adjusted revenues and operating earnings by segment. Each of these calculations excludes the impact of certain items and therefore, is considered a non-GAAP financial measure. The items excluded were considered by management to be unusual and not reflective of the underlying performance of the company. The GAAP financial measure most directly comparable to adjusted revenues by segment is revenues by segment and the GAAP financial measure most directly comparable to adjusted operating earnings by segment is operating earnings by segment. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included above. Management uses these measures to evaluate the operating performance of the company and analyze trends. For this reason, management believes the measures are useful supplemental information for investors to understand the company’s operating results. Notes describing each non-GAAP adjustment are on the following page.

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EXHIBIT M (cont.)

CALCULATION OF ADJUSTED NON-GAAP REVENUES

AND ADJUSTED NON-GAAP OPERATING EARNINGS BY SEGMENT—(UNAUDITED)

DOLLARS IN MILLIONS

(a) Represents the portion of the $292 of contract disputes accruals related to the contract with the government of Portugal in the Combat Systems group from Exhibit K that was recorded as a reduction of revenue.

(b) Represents intangible asset impairment of $191 in the Aerospace group from Exhibit K.

(c) Represents contract disputes accruals of $292, restructuring-related charges of $98 and inventory-related charges of $15 in the Combat Systems group from Exhibit K.

(d) Represents goodwill impairment of $1,994, intangible asset impairment of $110 and inventory-related charges of $63 in the Information Systems and Technology group from Exhibit K.

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